REAL PROPERTY LEASE


         THIS REAL PROPERTY LEASE ("lease") is entered into effective as of May 1, 1998, by and between BERBERIAN FARMS CORPORATION, a California corporation ("Landlord"), and MAJESTIC MODULAR BUILDINGS, LTD., a Maryland corporation ("Tenant"). Landlord and Tenant recite and agree as follows:

                                    RECITALS

         (a) Landlord is the owner of that certain improved real property (the "Premises") commonly known as 320 9th Street, Modesto, California, and described more fully in Exhibit "A" attached hereto and incorporated herein by this reference.

         (b) Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord, all on the terms and conditions set forth below.

         (c) Landlord has requested, and would not enter into this lease without, an unconditional guaranty of Tenant's obligations under this lease from Steven D. Rosenthal, Linda D. Rosenthal, Cal-American Building Company, Inc., and The Majestic Companies, Ltd. in the form attached hereto marked Exhibit "B" and incorporated herein by this reference.

                                    AGREEMENT

         NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, Landlord and Tenant hereby agree as follows:

         1. Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the term of this lease and at the rental and upon the conditions set forth below.

         2.       Term.

                  (a) The initial term of this lease shall commence on May 1, 1998 and shall end on April 30, 2003, unless terminated earlier as provided in this lease or under applicable law.

                  (b) Tenant shall have two successive options to extend the term of this lease (the "First Option" and the "Second Option," respectively); provided, however, that neither option shall be effective if Tenant (i) has defaulted under any provision of this lease and has failed to cure such default within any cure period specified herein, or (ii) is in default under any of the material terms and provisions of this lease when Tenant exercises the option or when the term for which the Option is being exercised begins.

                   (c) To be effective, the First Option must be exercised on or before October 31, 2002 by written notice from Tenant to Landlord. If Tenant timely exercises the First Option, the term of this lease shall be extended for an additional sixty (60) months (the "First Option Term") until April 30, 2008.

                  (d) To be effective, the Second Option must be exercised on or before October 31, 2007 by written notice from Tenant to Landlord. If Tenant timely exercises the Second Option, the term of this lease shall be extended for an additional sixty (60) months (the "Second Option Term") until April 30, 2013.

                  (e) If this lease terminates for any reason, the unexpired options shall terminate and be of no further force or effect.

                  (f) The base monthly rental payable during the first twelve
(12) months of the First Option Term shall be the fair market monthly rental of the Premises as agreed upon by Landlord and Tenant, or as determined by appraisal as provided in Section 2(h), but no less than the adjusted base monthly rent for the last month of the original term without regard to any temporary abatement.

                  (g) The base monthly rental payable during the first twelve
(12) months of the Second Option Term shall be the fair market monthly rental of the Premises as agreed upon by Landlord and Tenant, or as determined by appraisal as provided in Section 2(h), but no less than the adjusted base monthly rent for the last month of the First Option Term without regard to any temporary abatement.

                  (h) If Tenant timely exercises the First Option or the Second Option, Landlord and Tenant shall attempt, in good faith within thirty (30) days of the notice of exercise thereof, to agree upon the fair market monthly rental of the Premises. If Landlord and Tenant have not agreed upon the fair market monthly rental for the Premises, then Tenant may elect to either (x) terminate the lease within ten (10) days of the aforesaid 30-day period or (y) have the fair market monthly rental of the Premises determined by binding appraisal in accordance with the following provisions:

                           (1) If, pursuant to the foregoing provisions, the
fair market monthly rental of the Premises is to be determined by appraisal, no later than one hundred twenty (120) days prior to the commencement of the next option term, Landlord and Tenant shall each notify the other of their selections of appraisers to participate in the appraisal process.

                           (2) The two appraisers shall within forty-five (45)
days of the aforesaid 120-day period jointly determine the fair market monthly base rental of the Premises. The joint determination of the fair market monthly base rental for the Premises shall be the monthly rent payable during the first twelve (12) months of the First Option Term or the Second Option Term (as appropriate) under Section 3(a), below, subject to the minimum amount set forth above.

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                           (3) If, within the aforesaid 45-day period, the two
appraisers cannot agree upon the fair market monthly base rental of the Premises, they shall within ten (10) days thereafter jointly select a third appraiser who shall, prior to the commencement of the next option term, determine the fair rental value of the Premises. The fair rental value so determined shall be the base monthly rent payable during the first twelve (12) months of the First Option Term or the Second Option Term, as appropriate, under
Section 3(a), below, subject to the minimum amount set forth above. If the appraisers cannot agree on the selection of a third appraiser, the parties shall immediately petition the American Arbitration Association to select the third appraiser. Within fifteen (15) days of being selected, the third appraiser shall determine the fair rental value of the Premises,

                           (4) Each appraiser selected under this Section 2(h)
shall be a licensed MAI appraiser who is active in Stanislaus County or an adjoining county.

                           (5) Landlord and Tenant shall each pay the fees of
the appraiser they select. If a third appraiser is required, the fees of the third appraiser shall be paid 50% by Landlord and 50% by Tenant.

                           (6) In determining the fair rental value of the
Premises, the appraisers shall be instructed to consider the highest and best use of the Premises in its then-existing structural layout and condition, on the same terms as this lease except for base rent.

                           (7) In addition, commencing with the thirteenth month
of the First Option Term, if the First Option was duly exercised, and the thirteenth month of the Second Option Term, if the Second Option was duly exercised, the base monthly rent for the following twelve (12) month period ("Adjustment Period") shall be an amount equal to the greater of: (i) one hundred three percent (103%) of the base monthly rent in effect immediately prior to the commencement of such Adjustment Period (without regard to any temporary abatement of rent then or previously in effect pursuant to the provisions of this lease), or (ii) the product obtained by multiplying the base monthly rent in effect immediately prior to the commencement of the Adjustment Period (without regard to any temporary abatement of rent then or previously in effect pursuant to the provisions of this lease) by a fraction, the numerator of which is in the Index published nearest but prior to the commencement date of the Adjustment Period and the denominator of which is the Index published nearest but prior to the commencement of the twelve (12) month period immediately preceding the Adjustment Period, provided, however, the adjustment to the base monthly rent shall be no greater than one hundred six percent (106%) of the prior base monthly rent that is being adjusted.

                           The term "Index" means the Consumer Price Index for
Urban Wage Earners and Clerical Workers, San Francisco-Oakland-San Jose, All Items, 1982-1984 equals 100, published by the Bureau of Labor Statistics of the United States Department of Labor. If the Bureau of Labor Statistics revises the Index, the parties agree

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that the Bureau of Labor Statistics will be the sole judge of the comparability of successive indexes, but if that agency fails to supply indexes that it deems comparable, or if no succeeding index is published, then the parties shall negotiate to determine an appropriate alternative published price index. If they are unable to agree on an alternative index within thirty (30) days after the request to do so is made by one party to the other, then either party may request arbitration.

         3.       Rent and Impositions.

                  (a) Monthly Installments. On or before the first day of the term of this lease, and on or before the first day of each calendar month thereafter, Tenant shall pay to Landlord base rent for the Premises in monthly installments as follows:


         Months one (1) through six (6):                                       $12,000/month
         Months seven (7) through eighteen (18):                               $12,500/month
         Months nineteen (19) through thirty (30):                             $13,500/month
         Months thirty-one (31) through forty-two (42):                        $14,500/month
         Months forty-three (43) through fifty-four (54):                      $15,000/month
         Months fifty-five (55) through sixty (60):                            $15,500/month


                           If Tenant exercises the First Option or the Second
Option, the monthly base rental payable during the First Option Term or the Second Option Term shall be determined as provided above in Section 2.

                  (b) Payments of Rental. All rent shall be payable in installments as set forth above of lawful money of the United States on or before the due date set forth above, without demand therefor or any deduction or offset whatsoever, at the offices of Landlord at 3501 Coffee Road, Suite 1, Modesto, California 95355, or such other place as Landlord may direct by written notice given to Tenant. All payments of rent or any other sums due under this lease not received by Landlord within five (5) days after the due date shall be subject to a late charge of 5% of the amount of the overdue payment.

                  (c) Definition of Impositions. The term "Impositions" shall mean all real property taxes and assessments related to the Premises. The term "Impositions" does not include federal, state or local income or franchise taxes assessed against Landlord, or any estate, inheritance, succession or transfer tax of Landlord.

                  (d) Payment of Impositions. Landlord shall pay or cause to be paid to the appropriate person, entity or governmental agency, before the same shall become delinquent, all Impositions which shall become due or payable during the lease term. As additional rent, Tenant shall pay to Landlord the full amount of such Impositions prior to the due date for payment without penalty or interest provided that Landlord shall submit to Tenant notice of the amount of payment of the Impositions. Where any Imposition is permitted to be paid in installments, Landlord shall pay such Imposition in installments as and when such installments become due and Tenant shall pay Landlord accordingly. All

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Impositions or installments of Impositions covering periods of time before or after the lease term shall be prorated between Landlord and Tenant on a daily basis. Tenant shall be responsible for paying all personal property taxes and assessments applicable to periods of time after the commencement of the lease term.

         4. Use of Premises. The Premises shall be used for the manufacturing of portable buildings and related uses and products, or with the prior written consent of Landlord, which Landlord shall not unreasonably withhold, any other industrial use provided such uses are permitted from time to time under applicable zoning ordinances or other local or state ordinances, regulations, agreements, or restrictions affecting the use of the Premises.

         5.       Improvements.

                  (a) As is Condition, Tenant agrees to accept the Premises in its "as is" condition at the date of commencement of the lease term. Tenant shall, at Tenant's sole cost and expense, design, construct, and install all improvements to the Premises desired by Tenant or necessary for the Premises to be occupied and used for the purposes contemplated hereby. Said improvements shall be generally as shown in the conceptual plans delivered to Landlord prior to signing of this lease. In addition to complying with all other requirements pertaining to alterations and improvements as hereinafter set forth, detailed plans and specifications for said initial alterations and improvements shall be prepared by Tenant and submitted to Landlord for Landlord's review and approval, which shall not be unreasonably withheld. Landlord's response to any request for review and approval shall be given within seven (7) business days (excluding Saturdays, Sundays, and legal holidays) following the date Landlord receives the items to be reviewed.

                  (b) Liens. Tenant shall not suffer or permit to be enforced against the Premises, or any part of or interest in it, any mechanic's, materialman's, contractor's or subcontractor's lien arising from any work of improvement, however it may arise.

                  (c)Improvements. After Tenant commences to do business from the Premises, Tenant shall not make any alterations, improvements or additions on or about the Premises involving anticipated costs in excess of Ten Thousand Dollars ($10,000) without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. If Tenant assigns this lease, the assignee shall be required to provide reasonable security to the Landlord for the payment and performance of any alterations, improvements or additions consented to by Landlord in excess of Ten Thousand Dollars ($10,000). All alterations, improvements or additions which may be made on the Premises shall remain the property of Tenant until expiration of the lease term or sooner termination of this lease. Upon expiration of the lease term or sooner termination of this lease, all alterations, improvements or additions on the Premises shall, without compensation to Tenant, become the property of Landlord; provided, however, that Tenant shall have the right, at its option, to remove and retain any such alterations, improvements or additions (as well as any of Tenant's personal property, equipment and trade fixtures), so long as

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Tenant repairs any damage to the Premises caused by such removal. Landlord may, at its option exercised by written notice given to Tenant within thirty (30) days of the termination of this lease, require Tenant to remove any improvements made by Tenant to the Premises and to restore the Premises to its prior condition, reasonable wear and tear excepted.

                  (d) Notice. To enable Landlord to post notices of nonresponsibility on the Premises, Tenant shall give Landlord at least ten (10) days prior written notice before commencing any alterations, additions or improvements to the Premises involving anticipated costs in excess of Ten Thousand Dollars ($10,000).

         6. Maintenance and Repairs. Tenant shall maintain the Premises in good order and condition, reasonable wear and tear excepted, and shall make all necessary repairs thereto; provided, however, Landlord shall be responsible for and shall undertake any repairs required to the foundation and structural or load-bearing components of the Premises and major replacement of all or part of the roof, except any repairs required as a result of acts or omissions of Tenant or its agents or employees. Tenant shall be responsible for normal roof maintenance and repairs not requiring replacement and for all aspects of all electrical, plumbing, heating and air conditioning systems whether open or concealed and even if considered to be "structural" in nature; and all landscaping of the Premises. Except as provided in this Section 6 Landlord shall not be required to furnish any services or facilities, or make any repairs, alterations, additions, replacements or betterments in or to the Premises, and Tenant hereby waives any and all rights, whether conferred by statute or otherwise, to make any repairs, replacements, alterations or improvements at the expense of Landlord. Tenant further waives all rights to make repairs at the expense of Landlord pursuant to Section 1942 of the Civil Code of the State of California, and all rights provided for by Section 1941 of said Civil Code, and further agrees that any repairs to the Premises to make them tenantable shall be undertaken by Tenant as part of the consideration for the rental of the Premises. All repairs and replacements made by Tenant hereunder shall be of equivalent quality, appearance and functionality as originally provided by Landlord, unless otherwise approved by Landlord in writing.

         7. Compliance With Laws, Ordinances, Etc. During the lease term, Tenant at its sole cost and expense shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, agencies, and boards which may be applicable to Tenant's use of the Premises, including, without limitation, all environmental laws, and regulations and the laws and regulations governing the Americans with Disabilities Act (ADA), whether requiring alterations, improvements, or repairs of a structural nature or not.

         8.Indemnity.


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


                  (a) Landlord shall not be liable and Tenant shall defend and indemnify Landlord against all liability and claims of liability from the date on which possession of the Premises is delivered to Tenant until expiration or termination of this lease for damage or injury to person or property on or about the Premises from any cause other then from the gross negligence or intentional misconduct of Landlord or its agents or employees. Tenant waives all claims against Landlord for damage or injury to person or property arising or asserted to have arisen from damages to persons or property on or about the Premises other than from the gross negligence or intentional misconduct of Landlord or its agents or employees.

         9. Hazardous Materials. For purposes hereof, "Hazardous Materials" shall mean any and all flammable explosives, radioactive materials, hydrocarbons, petroleum (and fractions and bi-products thereof), hazardous waste, toxic substances, lead or similar materials, including but not limited to those materials and substances defined as "hazardous substances," "hazardous materials," hazardous waste" or "toxic substances" in the Environmental Laws. For purposes hereof; "Environmental Laws" shall include the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S. Section 9601 et seq.; the Hazardous Materials Transportation Act, 39 U.S. Section 1801, et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S. Section 6901 et seq.; the Federal Clean Water Act, 33 U.S. Section 1251 et seq.; the Clean Air Act, 42 U.S Section 7401 et seq.; the Porter-Cologne Water Quality Act, California Water Code Section 13020 et seq.; the California Health and Safety Code, Section 25100 et seq., and California Proposition 65 (including its statutory implementation), including all amendments thereto, replacements thereof; and regulations adopted and publications promulgated pursuant thereto, and all other laws, regulations, rules or ordinances governing or regulating hazardous substances.


                  (a) Tenant shall have the right to store, use and dispose of in, on, or about the Premises, such hazardous material as are customarily used in businesses similar to Tenant's business, provided that such storage, use and disposal shall be done in such manner as to have no adverse impact upon Landlord's property and is done in compliance with all Environmental Laws. Tenant agrees that it shall not use, dispose, store, generate, or release any hazardous materials, on, from, or under the Premises in violation of any Environmental Laws.

                  (b) Tenant acknowledges that neither Landlord nor any agent, officer, broker or other representative thereof has made any warranty or representation to Tenant regard the presence or absence of Hazardous Materials on, under or about the Premises and that if Hazardous Materials inspection, monitoring, testing, removal or remediation be required in respect of Premises, and if such removal or other work shall have been caused by or resulted from Tenant's use or alteration of the Premises, such shall be performed by Tenant at its sole cost and expenses, and whether the work be structural or not. In addition, Tenant shall be responsible for any and all asbestos or lead removal work related to or necessary for its use, occupancy or enjoyment of the Premises. Tenant shall not be

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responsible for costs, claims, damages or actions resulting from any form of contamination or hazardous materials located in or on the Premises that existed prior to commencement of the lease term.

                  (c) Tenant shall indemnify, defend, protect and hold harmless Landlord, its brokers, directors, officers, employees, partners and agents from and against any and all losses, claims, demands, actions, damages (whether direct or consequential), penalties, liabilities, costs and expenses, including all attorneys' fees and legal expenses, arising out of any violation or alleged violation by Tenant or its employees, agents, contractors, guests or invitees of any of the laws or regulations referred to in this paragraph, or breach of any of the provisions of this paragraph. The foregoing indemnification shall survive the expiration or termination of this lease.

         10.      Casualty.

                  (a) If the Premises are damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall, subject to the provisions of this Section 10, promptly repair the damage, if such repairs can, in Landlord's reasonable opinion, be completed within ninety (90) calendar days and with available insurance proceeds. If Landlord determines that repairs can be completed within ninety (90) calendar days out of available insurance proceeds, this lease shall remain in full force and effect, except that if such damage is not the result of the gross negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, the rent shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord.

                  (b) If such repairs to the Premises cannot be completed within ninety (90) calendar days out of available insurance proceeds, Landlord may elect, upon notice to Tenant given within thirty (30) calendar days after the date of such fire or other casualty, to repair such damage, in which event this lease shall continue in full force and affect, but rent shall be abated as provided in Section 10(a). If Landlord does not so elect to make such repairs, this lease shall terminate as of the date of such fire or other casualty. If Landlord does not complete repairs within one hundred eighty (180) calendar days after the occurrence of the damage, Tenant may elect to terminate this lease in which case Tenant shall be relieved of all further liability under this lease.

                  (c) If the Premises are to be repaired under this Section 10, Landlord shall repair the Premises out of any available insurance proceeds and Tenant shall be entitled to use, for the repair, restoration and replacement of any Tenant Improvements or Tenant's furniture, fixtures, and equipment, all insurance proceeds available for Tenant Improvements and Tenant's furniture, fixtures and equipment.

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         11.      Fire, Extended Coverage Insurance and Worker's Compensation
                  Insurance.

                  (a) Throughout the lease term, Landlord shall maintain, but Tenant shall bear the cost and expense of; insuring the Premises and all of the Tenant's improvements located on or appurtenant to the Premises against loss or damage by fire and such other risks, including earthquake, as are now or hereafter included in an extended coverage endorsement in common use for commercial structures. The amount of the insurance shall not be less than the full replacement value of the Premises. Earthquake insurance shall not be acquired if the cost is deemed to be not commercially reasonable by Landlord.

                  (b) All policies of fire and extended coverage insurance required by this Section (other than for Tenant's furniture, fixtures and equipment) shall provide that the proceeds shall be adjusted by and paid to Landlord.

                  (c) Tenant shall maintain worker's compensation insurance in effect throughout the lease term for all employees of Tenant.

         12. Public Liability Insurance. Throughout the lease term, Tenant shall at its sole cost and expense keep or cause to be kept in force for the mutual benefit of Landlord and Tenant comprehensive broad form general public liability insurance in an amount not less than $2,000,000 per single occurrence, $5,000,000 for aggregate occurrences. Landlord shall be named as an additional insured on such policy.

         13.      Insurance Policy Form, Content and Insurer.

                  (a) All insurance required by express provisions of this lease shall be carried only by responsible insurance companies licensed to do business in California, and shall contain a provision to the effect that such insurance may not be terminated without thirty (30) days prior written notice to Landlord.

                  (b) Upon request, Tenant shall furnish Landlord with copies of all such policies promptly on receipt of them, or with certificates evidencing the insurance. Tenant may effect for its own account any insurance not required under this lease.

         14. Failure to Maintain Insurance. If Tenant fails or refuses to procure or maintain insurance as required hereby or fails or refuses to furnish Landlord with required proof that the insurance has been procured and is in force and paid for, Landlord shall have the right, at Landlord9s election and on ten (10) days' prior written notice to Tenant, to procure and maintain such insurance. The premiums paid by Landlord shall be treated as additional rent due from Tenant, with interest at the maximum rate then permitted by law, to be paid to Landlord within three (3) days after written demand by Landlord shall give Tenant prompt notice of the payment of premiums, stating the amounts paid and the names of the insurer or insurers.


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         15.      Condemnation.

                  (a) If the whole of the Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this lease shall terminate as of the date of such taking, and rent shall be prorated to such date. If less than the whole of the Premises is so taken, this lease shall be unaffected by such taking, provided that Tenant shall have the right to terminate this lease by notice to Landlord given within ninety (90) calendar days after the date of such taking if twenty percent (20%) or more of the Building floor area or 40% of the total area of the entire Premises is taken, increased by any adjacent area that is received by Landlord in a governmental exchange and offered to Tenant to be included within the leased premises; and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business. If either Landlord or Tenant so elects to terminate this lease, the lease shall terminate on the thirtieth (30th) calendar day after either such notice. Rent shall be prorated to the date of termination. If this lease continues in force upon such partial taking, the rent shall be equitably adjusted according to the remaining area of the Premises. The partial taking contemplated in Section 30 of the lease, if it occurs, shall not give Tenant a right to terminate the lease. Should Tenant be forced to temporarily cease operating its business at the Premises as a result of a governmental infrastructure process directly affecting the Premises, base rent shall be abated until such time as Tenant is able to resume the operations of its business.

                  (b) In the even of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's Improvements and personal property.

                  (c) In the event of a partial taking of the Premises which does not result in a termination of this lease, Landlord shall, to the extent there are proceeds from the partial taking available, restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, excluding any Tenant improvements. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Tenant improvements or personal property.

         16. Utilities. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, and other utilities and services supplied to the Premises during the term of this lease, together with any taxes, fees and/or assessments thereon. Tenant shall pay for such utilities promptly and in no event after the dates upon which payment is due. All such utilities shall be maintained in Tenant's name. If Landlord is for any reason required to pay for such utilities, Tenant shall reimburse Landlord for such utilities within three (3) days after written demand therefor from Landlord.


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 17.     Tenant's Default and Remedies.

      (a) The occurrence of any one or more of the following events shall constitute a default and breach of this lease by Tenant:

         (1)      The vacating or abandonment of the Premises by Tenant.

         (2) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this lease to be observed or performed by Tenant, including Tenant's obligations to pay rent and other sums hereunder as and when due, which failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant.

         (3) The making by Tenant of any general assignment, or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets or of Tenant's interest in this lease, where possession is not restored to Tenant within ninety (90) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this lease, where such seizure is not discharged within ninety (90) days.

      (b) In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach, terminate this lease and all rights of Tenant hereunder by giving Tenant written notice of such termination. If this lease is terminated, Tenant shall peaceably quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or other legal proceedings, and again have, repossess and enjoy the same as if this lease had not been made, and in any such event neither Tenant nor any person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises, and Landlord shall be entitled to recover:

                         (1) The worth at the time of award of the unpaid rent
which had been earned at the time of termination;

                         (2) The worth at the time of award of the amount by
which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided;


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                         (3) The worth at the time of award of the amount by
which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and

                         (4) Any other amount necessary to compensate Landlord
for all the detriment proximately caused by Tenant's failure to perform its obligations under the lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to: (i) all Landlord's costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned; (ii) all Landlord's costs, charges and expenses for repairs, alterations and additions in or to the Premises and the fees and costs of brokers and agents incurred in reletting or attempting to relet the Premises.

         The "worth at the time of award" of the amounts referred to above shall be computed by allowing interest at the maximum rate allowed by applicable law from the date the rent became due and payable or the costs, charges and expenses were incurred by Landlord. As used herein, unpaid rent includes rent and any Impositions and other charges payable by Tenant hereunder. The worth at the time of award of the amount referred to in Section (3) of paragraph 17(b) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                  (c) Should Landlord, following any default hereunder by Tenant, elect to keep this lease in full force and effect, with Tenant retaining the right to possession of the Premises (notwithstanding the fact that Tenant may have abandoned the Premises), then Landlord, in addition to all other rights and remedies Landlord may have at law or equity, shall have the right to enforce all of Landlord's rights and remedies under this lease, including, but not limited to, the right to recover the installments of rent and Impositions as they become due under this lease. Notwithstanding any such election to have this lease remain in full force and effect, Landlord may at any time thereafter elect to terminate Tenant's right to possession of the Premises and thereby terminate this lease for any previous breach or default which remains uncured, or for any subsequent breach or default.

          18. Assignment. Tenant shall not assign, sell or otherwise transfer (collectively "assign" and the act thereof "assignment") its interest in this lease or in the estate created hereby, in whole or in part, unless:

                  (a) The proposed assignment is first approved in writing by Landlord, which approval shall not be unreasonably withheld;

                  (b) There is no existing default on the part of Tenant in the performance or observance of any of the provisions hereof;

                  (c) The assignment is in writing, is duly executed and acknowledged by Tenant and the assignee and provides that the assignee assumes and agrees to carry out and perform all of the provisions hereof on the part of Tenant to be carried out and performed and Tenant remains fully liable under the lease after the assignment; and

                  (d) An executed original of such assignment is delivered to Landlord.

         19. Subletting. Tenant shall have the right at any time and from time to time during the term of this lease to sublet all or any part or parts of the Premises and to extend or renew any sublease, provided that Tenant shall remain primarily obligated to perform Tenant's obligations hereunder and provided that the following provisions are complied with:

                  (a) Each sublease shall contain a provision requiring the subtenant to attorn to Landlord in the event that, by reason of Tenant's default, this lease is terminated and if the subtenant is notified by Landlord of such termination and instructed to make subtenant's rental payments to Landlord.

                  (b) Tenant shall, promptly after execution of each sublease, notify Landlord of the name and mailing address of the subtenant and shall, on demand, permit Landlord to examine and copy the sublease.

                  (c) Tenant shall have obtained Landlord's prior written consent to each sublease, which consent shall not be unreasonably withheld or delayed.

          20.     Subordination to Fee Mortgage.

                  (a) This lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale4easeback transaction, or any other hypothecation for security now or hereafter placed upon the Premises (a "Fee Security Instrument") and the rights of the holder of or beneficiary under the Fee Security Instrument (the "Fee Mortgagee") and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that, as a condition of such subordination, Tenant shall receive an agreement from the Fee Mortgagee, for itself and for its successors and assigns, that notwithstanding any foreclosure (private or judicial), deed in lieu of foreclosure, or similar action taken in connection with the Fee Security Instrument, so long as Tenant is not in default hereunder and shall pay the rent and perform all its other obligations under this lease, unless this lease is otherwise terminated pursuant to the terms hereof,

                      (1) Tenant's right to quiet possession of the Premises shall not be disturbed;

                      (2) The Fee Mortgagee and its successors and assignees will continue to recognize this lease and the rights of Tenant;

                      (3) The Fee Mortgagee and its successors and assigns will continue to recognize the leasehold estate created under this lease and the rights of Tenant in connection with that leasehold; and

                      (4) That insurance proceeds and condemnation awards relating to the Premises will be allocated, used and disbursed as provided in this lease.

                (b) If any Fee Mortgagee shall elect to have this lease be an encumbrance upon the Premises prior to the lien of its Fee Security Instrument, and shall give notice thereof to Tenant, this lease shall be deemed prior thereto, whether this lease is dated prior or subsequent to the date thereof or the date of recording thereof

                (c) Tenant shall execute any nondisturbance agreement as may reasonably be requested by any Fee Mortgagee to evidence the subordination herein set forth or to make this lease prior to the lien of any Fee Security Instrument (as the case may be).

                (d) Upon any default by Landlord in the performance of its obligations under any Fee Security Instrument, Tenant shall attorn to the Fee Mortgagee, upon demand, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for, so long as such agreements contain appropriate nondisturbance covenants which protect Tenant's rights hereunder.

         21. Sale of Landlord's Interest. Upon sale, transfer or assignment of Landlord's entire interest in the Premises and assumption by the buyer, transferee or assignee of all of Landlord's obligations under this lease, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment.

         22. Holding Over. If after expiration of the lease term, if not renewed, or an unrenewed option term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this lease, but, except as provided otherwise in Section 2(h) of this lease, the rent payable by Tenant shall be increased to one hundred fifty percent (150%) of the rent payable by Tenant at the expiration of the previous term. Such adjusted rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) calendar days advance written notice of the date of termination.

         23. Binding Effect. Subject to the provisions of this lease relating to assignment and subletting, each and all of the covenants, agreements, obligations, conditions and provisions of this lease shall inure to the benefit of and shall bind not only the parties hereto, but each and all of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

         24. Estoppel Certificates. Tenant shall, without charge, at any time and from time to time, within ten (10) days after receipt of written request, deliver a written instrument to Landlord or to any other person, firm or corporation specified in said request, duly executed and acknowledged, certifying:

             (a) that this lease is unmodified and in full force and effect, or, if there has been a modification, that the same is in full force and effect as modified and stating any such modification;

             (b) that Tenant is not in default under the terms of this lease, or, if in default, the details thereof;

             (c) whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions of this lease and any modification thereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same; and

             (d) the date to which the rent and other charges hereunder have been paid.

             Any such statement delivered pursuant to this Section may be relied upon by any prospective buyer of the fee or mortgagor or assignee or any mortgage upon the fee of the Premises.

         25. Notices. Written notices required or permitted under this lease or by law shall be deemed duly served when personally delivered to the appropriate party or, in lieu of such personal service, three (3) days after deposited in the United States mail, certified, postage prepaid, addressed to such party at the address specified below (or to such other place as may from time to time be specified in a notice given pursuant to this paragraph as the address for service of notice on such party):

                  To Landlord:            BERBERIAN FARMS CORP.
                                          3501 Coffee Road, Suite 1
                                          Modesto, CA 95355
                                          Attn:      Arnold H. Gazarian

                  To Tenant:              CAL-AMERICAN BUILDING COMPANY, INC.
                                          320 9th Street
                                          Modesto, CA 95350

         26. Landlord's Consent. In any circumstance hereunder in which Landlord's consent, approval or permission is required as a precondition to any act by Tenant, such consent, permission or approval shall not be unreasonably delayed or withheld, and if such consent, approval or permission is withheld, Landlord shall advise Tenant in writing of the reasons therefor.

          27. Arbitration. Any dispute between Landlord and Tenant arising out of the provisions of this lease (with the exception of disputes involving the payment or nonpayment of rent, taxes, insurance, or other sums due hereunder, the violation by Tenant of any term, covenant, or condition of this lease, an action for unlawful detainer of the Premises, or the determination of fair monthly rental as provided in section 2(h), above) shall be arbitrated in Modesto, California, in accordance with the rules then in effect of the American Arbitration Association. Any arbitration award shall be enforceable in a court of competent jurisdiction. The arbitrator selected for any such arbitration shall have no less than five (5) years' experience related to the commercial real estate business.

         28. Invalidity of Particular Provisions. If any term or provision of the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

         29. Cumulative Remedies. The specified remedies to which Landlord or Tenant may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord or Tenant may be lawfully entitled in case of any breach or threatened breach by Landlord or Tenant of any provision of this lease. The failure of Landlord or Tenant to insist in any one or more cases upon the strict performance of any of the covenants of this lease or to exercise any option herein contained shall not be construed as a waiver or relinquishment of any right of Landlord or Tenant as to future performance of the same or other covenant, condition or provision.

         30. Quiet Enjoyment. Subject to the terms and provisions of this lease, Landlord covenants and agrees that Tenant, upon paying the rent, impositions and all other charges provided for in this lease and upon observing and keeping all of the covenants, conditions and provisions of this lease on its part to be observed and kept, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this lease, without hindrance or molestation by or from anyone claiming by, through or under Landlord. Notwithstanding this or any other provision of this lease, Tenant acknowledges that it is aware that a portion of the unimproved Premises may be subject to a government taking for a right of way or roadway, which could involve a condemnation or agreed sale or exchange with Landlord, and if such an event arises, it will not create a right or option in Tenant to terminate the balance of the lease.

          31. Time Periods. All references in this lease to periods of time measured by days shall mean calendar days rather than "business" or "working" days. Any period of time under this lease for the performance of any obligation or the exercise of any right which expires on a weekend or legal holiday shall be extended to the close of the next following "working" or "business" day.

         32. Inspection. Landlord shall have the right to enter the Premises from time to time, at reasonable intervals, for purposes of inspecting the Premises. Except in the case of emergencies, all such inspections shall be made
(a) after giving at least 24 hours prior written notice to Tenant, (b) during normal business hours or at other times reasonably acceptable to Tenant and (c) in such a manner so as to avoid-any interference with Tenant's conduct of its business on the Premises.

         33. Further Assurances. The parties hereby agree to execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this lease.

         34. Tenant's Assistance. Tenant hereby expressly agrees that if any controversy, litigation or court proceeding is prosecuted or defended by Landlord in connection with the Premises, Tenant will render all reasonable assistance to Landlord.

         35. Fair Meaning. In all cases the language in all parts of this lease shall be construed simply, according to its fair meaning and not strictly for or against Landlord or Tenant. This lease shall not be strictly construed against the party who drafted it.

         36. Law Governing. This lease is entered into and is to be performed in California and shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and intended to be performed entirely within the State of California by residents of the State of California.

         37. Amendments. This lease cannot be changed orally, but only by an agreement in writing signed by Landlord and Tenant.

         38. Entire Agreement. This lease, together with any writing modifications or amendments hereto hereafter entered into shall constitute the entire agreement between the parties relative to the subject matter hereof; and shall supersede any prior agreement or understanding, if any, whether written or oral.

         39. Counterparts. This lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         40. Attorneys' Fees. In the event of any litigation between the parties hereto with respect to the subject matter hereof; the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein by the successful party, all of which shall be included in and as a part of the judgment rendered in such litigation.

          41. Offer. Preparation of this lease by Landlord and submission of same to Tenant shall not be deemed an offer to lease to Tenant.

         42. Time is of the Essence. Time is of the essence of each and every covenant, condition and agreement contained in this lease.

         43. Representations. Tenant acknowledges that neither Landlord nor any agent, servant or representative of Landlord, or any person purporting to act on Landlord's behalf; has made any representation, warranty, or statement with respect to permissible uses of the Premises, the amount of taxes which may or will be assessed against said Premises, the cost of any insurance required to be secured by Tenant hereunder, the cost or possibility of making any type of leasehold improvements, or any other matter relating to this lease agreement. With respect to such matters, Tenant is relying upon Tenant's own independent investigation and sources of information, and Tenant expressly waives any right Tenant might otherwise have under the law to rescind this lease or claim damages by reason of the fact that the premises cannot be used for the intended purposes, or that said taxes or assessments, costs of insurance, or costs of making any leasehold improvements may be in excess of any sum deemed reasonable by Tenant, or in excess of any amount Tenant anticipated paying hereunder.

         44. Security Measures. Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures and that Landlord shall have no obligation whatsoever to provide the same.

         45. Brokers. Tenant represents and warrants to Landlord that, except for Velthoen & Associates, Tenant has not had any dealings with any agents, brokers, finders, or other similar parties in connection with the negotiation of this lease or the consummation of the transaction contemplated hereby. Tenant hereby agrees to indemnify, defend and hold Landlord free and harmless from and against any liability for compensation or charges which may be claimed by any other agent, broker, finder or other similar party by reason of any dealings with or actions of Tenant in connection with the negotiation of this lease or the consummation of this transaction, including any costs, expenses and attorneys' fees incurred with respect thereto.

         46. Recording. Neither this lease nor a memorandum thereof shall be recorded without the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided that prior to any such recordation, Tenant shall deliver to Landlord a proper and fully executed quitclaim deed to the Premises in recordable form, which Landlord shall hold during the term of the lease and any proper extensions and may record at the termination of the lease, whether caused by reason of expiration or for any other reason under the provisions of this agreement.

         47. Landlord's Estate. Tenant shall look only to Landlord's estate in the Premises for the satisfaction of Tenant's remedies or for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Premises.

         48. No Discrimination. Tenant hereby agrees to indemnify, defend and hold Landlord's harmless from and against any and all claims, costs, liabilities and expenses (including reasonable attorneys' fees) that Landlord may suffer or incur as a result of any persons claiming in connection with the use or operation by Tenant of the Premises, discrimination against or segregation on account of race, color, creed, religion, sex, marital status, age, handicaps, national origin or ancestry.

                  Landlord hereby agrees to indemnify, defend and hold Tenant harmless from and against any and all claims, costs, liabilities and expenses (including reasonable attorneys' fees) that Tenant may suffer or incur as a result of any persons claiming discrimination against or segregation by Landlord on account of race, color, creed, religion, sex, Marital status, age, handicaps, national origin or ancestry.

         49. Authority. Each of the persons executing this lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant is qualified to do business in California, that Tenant has full right and authority to enter into this lease and that all of the persons signing on behalf of Tenant are authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

         50. Security Deposit. Tenant shall deposit with Landlord the sum of Sixty Thousand Dollars ($60,000.00), as security for the faithful performance by Tenant of the terms and conditions of a lease of the demised premises ("Deposit"). Landlord shall retain the Deposit as security for the faithful performance by Tenant of the terms and conditions of this lease. The Deposit is not rent and shall not be applied by Tenant to any rental due hereunder; provided, however, that if Tenant has not defaulted under this lease, Landlord shall apply $12,000.00 of the Deposit to rent to come due in each of the months 13, 25, 37, and 49 of the term of this lease and retain the $12,000.00 balance for the remainder of the term. The balance of the Deposit will be returned to Tenant on termination of this lease if Tenant has fully performed Tenant's obligations hereunder to that date.

                  If any of the rent herein reserved shall be overdue and unpaid or any other sum payable by Tenant to Landlord hereunder shall be overdue and unpaid, or if Tenant breaches any covenant of this lease, then Landlord may, at Landlord's option, appropriate and apply any portion of the Deposit to the payment of such overdue rent or other sum or to the damages suffered by Landlord as a result of Tenant's default hereunder. If Landlord does so apply any portion of the Deposit for any such purpose, then Tenant shall promptly, upon demand, redeposit with Landlord a sufficient amount of cash to restore the security to the amount of the Deposit existing immediately prior to such application by A Landlord. Tenant's failure so to do, within five (5) days after receipt of such demand, will constitute a breach of this lease and a default hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

                                          LANDLORD:

                                          BERBERIAN FARMS CORP.,
                                          a California corporation



                                          By:  /s/ Arnold H. Gazarian
                                               ---------------------------------
                                                   Arnold H. Gazarian, President



                                          TENANT:

                                          MAJESTIC MODULAR BUILDINGS, LTD.,
                                          a Maryland corporation


                                          By:   /s/ Alejandro V. Tovar
                                                -----------------------------
                                                    Name:  Alejandro V. Tovar
                                                           ------------------
                                                    Title: President
                                                           ------------------
                                          By:   /s/ Alejandro V. Tovar
                                                -----------------------------
                                                    Name:  Alejandro V. Tovar
                                                           ------------------
                                                    Title: Secretary
                                                           ------------------